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                                                              EXHIBIT (11)

                           BUCKEYE PARTNERS, L.P.
                       COMPUTATION OF EARNINGS PER UNIT
            (In thousands, except for Units and per Unit amounts)
                                  (Unaudited)
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                                                     Quarter Ended              Nine Months Ended
                                                     September 30,                September 30,
                                               -------------------------    ----------------------------
                                                  1994           1993           1994           1993
                                                  ----           ----           ----           ----
Income from continuing operations
  before extraordinary charge                  $    12,706   $    11,190    $    36,503     $    30,293
Loss from discontinued operations                        -             -              -            (127)
Extraordinary charge on early
  extinguishment of debt                                 -             -         (1,569)              -
                                                  --------      --------        -------       ---------
Net income                                     $    12,706   $    11,190    $    34,934     $    30,166
                                                  ========      ========        =======       =========

Primary earnings per Unit:
  Income from continuing operations
    before extraordinary charge                $      1.05   $      0.92    $      3.00     $      2.50
  Loss from discontinued operations                      -             -              -           (0.01)
  Extraordinary charge on early
    extinguishment of debt                               -             -          (0.13)              -
                                                  --------      --------        -------        --------
  Net income                                   $      1.05   $      0.92    $      2.87     $      2.49
                                                  ========      ========        =======        ========

Fully-diluted earnings per Unit:
  Income from continuing operations
    before extraordinary charge                $      1.05   $      0.92    $      3.00     $      2.49
  Loss from discontinued operations                      -             -              -           (0.01)
  Extraordinary charge on early
    extinguishment of debt                               -             -          (0.13)              -
                                                 ---------      --------       --------       ---------
  Net income                                   $      1.05   $      0.92    $      2.87     $      2.48
                                                 =========      ========       ========       =========

Weighted average number of Units
  outstanding:
    Units outstanding at September 30           12,137,434    12,121,212     12,129,708      12,121,212
  Exercise of Options reduced by the
    number of Units purchased with
    proceeds (Primary)                              18,096        20,333         21,515          17,099
                                                ----------    ----------     ----------      ----------
  Total Units outstanding - Primary             12,155,530    12,141,545     12,151,223      12,138,311
                                                ==========    ==========     ==========      ==========

  Units outstanding at September 30             12,137,434    12,121,212     12,129,708      12,121,212
  Exercise of Options reduced by the
    number of Units purchased with
    proceeds (Fully-diluted)                        18,096        21,245         21,694          21,245
  Total Units outstanding -                     ----------    ----------     ----------      ----------
    Fully-diluted                               12,155,530    12,142,457     12,151,402      12,142,457
                                                ==========    ==========     ==========      ==========

Although not required to be presented in the income statement under provisions of APB Opinion No. 15, this calculation is submitted in accordance with Regulations S-K item 601(b)(11).
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